Exhibit 99.1

March 13, 2019

Euronet Worldwide Announces Pricing of Private Offering of Convertible Senior Notes

LEAWOOD, Kan., Mar. 13, 2019 (GLOBE NEWSWIRE) - Euronet Worldwide, Inc. (“Euronet” or the “Company”) (Nasdaq: EEFT), a leading electronic payments provider, today announced the pricing of its private offering of $500 million in aggregate principal amount of 0.75% convertible senior notes (the “Notes”) to be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Euronet has also granted the initial purchasers a 13-day option to purchase up to an additional $25 million in aggregate principal amount of the Notes. The offering of the Notes is expected to close on March 18, 2019, subject to customary closing conditions. Wells Fargo Securities and BofA Merrill Lynch are acting as joint book-running managers in the offering.

The Notes will be unsecured obligations of Euronet, effectively junior in right of payment to any of Euronet's secured indebtedness and any secured renewal, refinancing or replacement thereof to the extent of the assets securing such indebtedness. The Notes will bear interest at a rate of 0.75% per year, payable semiannually in arrears on March 15 and September 15 of each year, or, if any such day is not a business day, the immediately following business day, beginning on September 15, 2019. Beginning on March 15, 2025, holders will receive contingent interest for certain periods if the trading price of the Notes exceeds a certain threshold. Any contingent interest payable on the Notes will be in addition to the regular interest payable on the Notes. The Notes will mature on March 15, 2049, unless earlier repurchased, redeemed or converted.

Euronet estimates that the net proceeds from the offering of the Notes will be approximately $487.8 million (or approximately $512.2 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers' discount and estimated offering expenses.

Euronet expects to use approximately $94.5 million of the net proceeds from the offering to fund the repurchase of $49.0 million aggregate principal amount of the Company’s outstanding 1.50% Convertible Senior Notes due 2044 (the “existing convertible notes”) from a limited number of holders in privately negotiated transactions. Euronet expects to apply the remainder of the net proceeds, including from the potential exercise of the initial purchasers’ option to purchase additional Notes, if any, for general corporate purposes, which may include redeeming Euronet’s existing convertible notes, repaying borrowings outstanding under the Company’s unsecured revolving credit facility, share repurchases or acquisitions. Promptly after the closing date of this offering, Euronet intends to redeem the existing convertible notes in whole. In addition, the Company may also exchange for cash and/or shares of Euronet’s common stock or repurchase the existing convertible notes following completion of this offering and holders of existing convertible notes may convert their notes after the existing convertible notes are called for redemption. Any such exchange, repurchase or conversion of the existing convertible notes could affect the market price of Euronet’s common stock and the value of the Notes.

The Company’s repurchase of the existing convertible notes could affect the market price of Euronet’s common stock. In connection with such repurchases, the holders of the existing convertible notes that sell their existing convertible notes to the Company may enter into or unwind various derivatives with respect to Euronet’s common stock (including entering into derivatives with the initial purchasers or affiliates thereof) and/or purchase or sell shares of Euronet’s common stock in the market to hedge their exposure in connection with these transactions. This activity could increase (or reduce the size of any decrease in) the market price of Euronet’s common stock or the Notes at that time. In addition, the Company expects that many purchasers of the Notes offered hereby would also employ a convertible arbitrage strategy with respect to the Notes and would establish a short position with respect to Euronet’s common stock by short selling Euronet’s common stock or by entering into “short” derivative positions with respect to Euronet’s common stock (including entering into derivatives with the initial purchasers or affiliates thereof), in each case, in connection with the sale of the Notes offered hereby. This activity could decrease (or reduce the size of any increase in) the market price of the Euronet’s common stock or the Notes at that time. Euronet cannot predict the magnitude of the above market activity or the overall effect it will have on the price of the Notes or its common stock.

The Notes will be subject to redemption for cash at Euronet's option on and after September 20, 2022, subject to certain conditions. In addition, holders will be able to cause Euronet to repurchase all or any portion of their Notes for cash on March 15 of 2025, 2029, 2034, 2039 and 2044, and upon the occurrence of a fundamental change. In each such case, the repurchase price would be 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest.

The notes will be convertible only upon the occurrence of certain events and during certain periods. The Notes will be convertible at an initial conversion rate of 5.2987 shares of Euronet common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $188.73 per share, which represents a conversion premium of approximately 36% to the last reported sale price of $138.77 per share of Euronet common stock on the Nasdaq Global Select Market on March 13, 2019. In addition, following certain corporate transactions that occur prior to March 20, 2025, Euronet will, in certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such corporate transaction. Upon any conversion, Euronet's conversion obligation will be settled in cash, shares of Euronet common stock or a combination of cash and shares of Euronet common stock, at Euronet's election.

The Notes and the shares of Euronet common stock issuable upon conversion thereof, if any, have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Euronet Worldwide, Inc.
Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, cash-based and online-initiated consumer-to-consumer and business-to-business money transfer services, and electronic distribution of prepaid mobile phone time and other prepaid products.

Euronet's global payment network is extensive - including 40,354 ATMs, approximately 293,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 53 countries; card software solutions; a prepaid processing network of approximately 719,000 POS terminals at approximately 334,000 retailer locations in 45 countries; and a global money transfer network of approximately 369,000 locations serving 150 countries. With corporate headquarters in Leawood, Kansas, USA, and 65 worldwide offices, Euronet serves clients in approximately 165 countries.
Cautionary Statement Concerning Forward-Looking Statements

Statements contained in this news release that concern Euronet's or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions, including the effects in Europe of the Brexit vote and economic conditions in specific countries or regions; the effects of demonetization in India; technological developments affecting the market for the Company's products and services; foreign currency exchange rate fluctuations; the effects of any breaches in the security of our computer systems or those of our customers or vendors; the Company's ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; Visa's announced rule change to allow our ATMs to provide dynamic currency conversion beginning mid-April 2019; impacts of new DCC disclosures in Europe; impacts of shares issuable under the Company's convertible bonds; application of or changes to compliance regulations; changes in the Company's relationship with, or in fees charged by, the Company's business partners; competition; the outcome of claims and other loss contingencies affecting the Company; and changes in laws and regulations affecting the Company's business, including tax, immigration and data privacy laws. These risks and other risks are described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting the Company or the SEC. In addition, the forward-looking statements contained in this press release concerning Euronet's proposed offering are subject to uncertainties and changes in circumstances, including whether Euronet will consummate the offering, the use of net proceeds from the offering, and whether Euronet will consummate the share repurchases or exchanges or repurchases of the existing convertible notes. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

CONTACT:     Euronet Worldwide, Inc.
Stephanie Taylor
+1-913-327-4200
Source: Euronet Worldwide, Inc.